Exhibit 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                           Years Ended
                                         June 27, 1997                      June 28, 1996
                                     Primary     Fully Diluted           Primary    Fully Diluted
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Weighted average shares
      outstanding:
Common shares                      3,079,290         3,079,290         3,223,989        3,223,989
Dilutive shares available
     under stock options              66,010            80,611            32,106           44,778

Weighted average common
     shares and common stock
     equivalents outstanding       3,145,300         3,159,901         3,256,095        3,268,767

Net earnings applicable to
     common shares                 3,457,579         3,457,579         4,175,713        4,175,713

Earnings per share                      1.10              1.09              1.28             1.28

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     The computation of per share earnings for the year ended June 30, 1995 was filed on Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1996 and is hereby incorporated by reference.
























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